EXHIBIT 21.1

Edible Garden AG Incorporated List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization
EG Transportation, LLC	Nevada
2900 Madison Ave Holdings, LLC	Michigan